Exhibit 99.1

MILLROSE PROPERTIES COMPLETES ACQUISITION OF RAUSCH COLEMAN HOMES LAND ASSETS

MIAMI, February 10, 2025 – Millrose Properties, Inc. (NYSE: MRP, “Millrose”), a “first-of-its-kind” Homesite Option Purchase Platform for residential homebuilders (HOPP’R), announced today that it has completed the previously announced acquisition of approximately 24,000 homesites from Rausch Coleman Homes (“Rausch Coleman”), and simultaneously executed option agreements with Lennar Corporation (“Lennar”) on all acquired homesites.

Millrose acquired the Rausch Coleman homesites for approximately $900 million in cash, which is net of option deposits funded by Lennar and other holdbacks. The transaction was funded using Millrose’s cash on hand. After the closing, Millrose retains approximately $1.3 billion in available funding capacity under its revolving credit facility.

This transaction follows a previously announced definitive agreement between Lennar and Rausch Coleman, under which Lennar acquired Rausch Coleman’s homebuilding operations.

Darren Richman, CEO and President of Millrose, stated, “Today, we successfully completed the previously announced acquisition of Rausch Coleman homesites, as detailed in the Registration Statement related to Millrose’s spin-off from Lennar. With this milestone achieved, we are now focused on advancing our accretive growth strategy and expanding our counterparties across the industry.”

Millrose is externally managed by Kennedy Lewis Land and Residential Advisors LLC (“Kennedy Lewis”), an affiliate of Kennedy Lewis Investment Management, an institutional alternative investment firm with over $25 billion in assets under management. Kennedy Lewis provides Millrose access to its deep financial expertise, extensive operational platforms and strong homebuilder relationships.

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites back to Lennar and potentially other homebuilders by way of option contracts with predetermined costs and takedown schedules. While Lennar is currently Millrose’s only customer, Millrose anticipates that its “first of its kind” public vehicle will be attractive to other homebuilders seeking to implement an asset-light strategy and believes that becoming a capital source for other homebuilders will provide for accretive growth to the Millrose platform.

Millrose’s assets perform more like work-in-process inventory versus traditional land bank assets, with limited entitlement and development risk, and scheduled takedowns that allow homebuilders to purchase finished homesites just in time for home construction. As fully developed homesites are acquired, capital is recycled into future land acquisitions for Lennar and potentially other homebuilders, providing each customer with uninterrupted access to capital. Millrose expects to generate recurring income from monthly option payments pursuant to purchase option contracts with Lennar and potentially other homebuilders.

Forward-looking Statements

This press release contains forward-looking statements, including, in particular, statements about Millrose’s businesses, plans, strategies and objectives, including the value of Rausch Coleman’s land assets. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Important factors that could cause differences between anticipated and actual results include the risks and uncertainties described in Millrose’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Millrose does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.